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                               SERVICING AGREEMENT

     Agreement made as of April 23, 2003, between Advent Claymore Convertible Securities and Income Fund, a Delaware Business Trust (the "Fund") and Claymore Securities, Inc., a Kansas corporation ("Claymore").

     WHEREAS, the Fund intends to operate as a closed-end management investment company, and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Fund has authorized the issuance of its common stock, par value $.001 per share (the "Common Shares") and a class of preferred shares (the "Preferred Shares") with the relative rights, terms and preferences of which are to be determined in the future by the Board of Trustees (the "Board") of the Fund (holders of the Common Shares and Preferred Shares are referred to collectively herein as the "Shareholders");

     WHEREAS, the Fund wishes to retain Claymore to provide certain services to the Fund, under the terms and conditions stated below, and Claymore is willing to provide such services for the compensation set forth below:

     NOW, THEREFORE, In consideration of the premises and mutual covenants contained herein, the parties hereby agree as follows:

     1. APPOINTMENT. The Fund hereby appoints Claymore as Servicing Agent of the Fund, and Claymore accepts such appointment and agrees that it will furnish the services set forth in paragraph 2 below.

     2. SERVICES AND DUTIES OF CLAYMORE. Subject to the supervision of the Board, Claymore will:

               (a) Reply to requests for information concerning the Fund from shareholders or prospective shareholders, brokers or the public;

               (b) Aid in the secondary market support of the Fund through regular written and oral communications with the Fund's New York Stock Exchange specialist, the closed-end fund analyst community and various information providers specializing in the dissemination of closed-end fund information;

               (c) Prepare reports to be sent to the Fund shareholders and print and disseminate such reports to shareholders, each with the assistance of the Fund;

               (d) Prepare all reports required to be filed with the Securities and Exchange Commission (the "SEC") on Form N-SAR and Form N-CSR, or such other form as the SEC may substitute for Form N-SAR and Form N-CSR, and file such completed forms with the SEC, each with the assistance of the Fund;

               (e) Disseminate to shareholders of the Fund the Fund's proxy materials and file such materials with the Fund's regulators, and oversee the tabulation of proxies by the Fund's transfer agent, each with the assistance of the Fund;

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               (f)  Analyze the amounts available for distribution as dividends and distributions to be paid by the Fund to its shareholders and prepare materials relevant to the Fund's Dividend Reinvestment Plan, each with the assistance of the Fund;

               (l) Establish and maintain a toll-free number for sales support and marketing requests on an ongoing basis;

               (m) Produce (with the assistance of the Fund) marketing and road-show materials for the offerings of the Fund's Common Shares and Preferred Shares;

               (n) Develop and maintain a website for the Fund which will provide quarterly updates, weekly and month-end net asset value and monthly distribution notifications, as well as hyperlinks to the websites of Claymore and Advent Capital Management, LLC (the "Adviser") for added information;

               (o) Communicate to the investment community any changes made to the Fund's trading strategies;

               (p) Provide materials regarding the Fund to the investment community (excluding prospective investors);

               (q) Assist in the review of materials made available to shareholders and prospective investors to assure compliance with applicable laws, rules and regulations;

               (r) File advertisements and sales materials, including information on the Fund's website, as necessary, with the Securities and Exchange Commission ("SEC"), the New York Stock Exchange, the National Association of Securities Dealers, Inc. and any regulatory bodies having jurisdiction over the Fund and its operations (each with the assistance of the Fund);

               (s) Disseminate the Fund's weekly and month-end net asset value, market price and discount (with the assistance of the Fund);

               (t)  Host analyst meetings as appropriate;

               (u) Provide persons to serve as officers and trustees of the Fund, as the Fund may request;

               (v) Maintain ongoing contact with brokers in branch offices whose clients hold Fund shares or whose clients may have an interest in acquiring Fund shares, including providing, among other things, progress reports on the Fund, dividend announcements and performance updates;

               (w)  Assist in the drafting of press releases to the public;

               (x) Make such reports and recommendations to the Board as the Board reasonably requests or deems appropriate; and

               (y) Provide such other services as the parties may mutually agree from time to time.

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     3.   COMPLIANCE WITH THE FUND'S GOVERNING DOCUMENTS AND APPLICABLE LAW. In
          all matters pertaining to the performance of this Agreement, the Servicing Agent will act in conformity with the Fund's Agreement and Declaration of Trust, By-Laws and registration statements on Form N-2 and in accordance with the directions of the Board and the Fund's executive officers and will conform to and comply with the requirements of the 1940 Act and the rules and regulations thereunder and all other applicable federal or state laws and regulations.

     4. SERVICE NOT EXCLUSIVE. The Servicing Agent's services hereunder are not deemed to be exclusive, and the Servicing Agent is free to render such services to other funds or clients as long as the Servicing Agent's services under this Agreement are not impaired thereby.

     5.   REPRESENTATIONS AND WARRANTIES OF CLAYMORE

          (a) Claymore represents and warrants that it has obtained all necessary registrations, licenses and approvals in order to perform the services provided in this Agreement. Claymore covenants to maintain all necessary registrations, licenses and approvals in effect during the term of this Agreement.

          (b) Claymore represents that it has adopted a written Code of Ethics in compliance with Rule 17j-1 under the 1940 Act and will provide the Fund with any amendments to such Code and any certifications required by Rule 17j-1.

          (c) Claymore agrees that it shall promptly notify the Fund (i) in the event that the SEC or any other regulatory authority has censured its activities, functions or operations; suspended or revoked any registration, license or approval; or has commenced proceedings or an investigation that may result in any of these actions, and
               (ii) in the event that there is a change of control in Claymore, change in its management or in its financial status, or any other change to Claymore that adversely affects its ability to perform services under this Agreement.

          (d) The Fund shall be given access to the records of Claymore at reasonable times solely for the purpose of monitoring compliance with the terms of this Agreement. Claymore agrees to cooperate with the Fund and its representatives in connection with any such monitoring efforts.

          (e) Claymore represents and warrants that it has in place policies and procedures reasonably designed to assure the proper processing of information provided to Claymore by the Fund and to assure the timely filing of such information with regulators as required by applicable law.

          (f) Claymore represents and warrants that (i) it is a validly existing entity and has full corporate power and authority to perform its obligations under this Agreement, (ii) this Agreement has been duly and validly authorized, executed and delivered on its behalf and constitutes its binding and enforceable obligation in accordance with its terms and (iii) the execution and delivery of this Agreement, the incurrence of its obligations herein set forth and the consummation of the transactions contemplated herein and in the Fund's registration statement on Form N-2 will not constitute a breach of, or default under, its constituent documents or under any order, rule or regulation applicable to it of any court or any governmental body or administrative agency having jurisdiction over it.

     6. COMPENSATION. As compensation for its services, the Fund pays the Servicing Agent an annual fee computed and paid monthly based on the average weekly value of the Fund's

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          Managed Assets during such month as described in the Fund's registration statement on Form N-2.

     7. LIMITATION OF LIABILITY OF THE SERVICING AGENT. The Servicing Agent will not be liable for any reasonable error of judgment or for any loss suffered by the Fund or its shareholders in connection with the performance of its duties under this Agreement, except a loss resulting from a breach of its representations and warranties, from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its duties under this Agreement ("Disabling Conduct").

               Claymore agrees to indemnify, defend and hold the Fund, the Adviser, their several officers and trustees, and any person who controls the Fund or the Adviser within the meaning of Section 15 of the Securities Act of 1933 (collectively, "Fund Indemnified Persons"), free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which Fund Indemnified Persons may incur, but only to the extent that such liability or expense incurred by the Fund Indemnified Persons or resulting from such claims or demands shall arise out of or be based upon (a) any Disabling Conduct with respect to the provision of services under this Agreement, (b) any violation of law relating to the provision of services under this Agreement or (c) the breach by Claymore of this Agreement.

     8. LIMITATION OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS OF THE FUND. Pursuant to the provisions of the Fund's Agreement and Declaration of Trust, this Agreement is entered into by the Board not individually, but as Trustees, and the obligations of the Fund hereunder are not binding upon any such Trustees or shareholders of the Fund, but binds only the Fund itself.

     9. DURATION AND TERMINATION. This Agreement shall continue for an initial period of two years and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (a) a vote of a majority of the Fund's Board and (b) a vote of a majority of the Fund's Board members who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable (a) by the Fund, without penalty, on thirty (30) days' written notice, by a vote of a majority of the Fund's Board, or (b) on sixty (60) days' written notice by Claymore. This Agreement shall automatically terminate in the event of its assignment as the term is defined in the 1940 Act, or upon any material breach of the terms of this agreement by either party.

     10. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged, amended or terminated orally, but only by an instrument in writing signed by both parties hereto.

     11.  LICENSE.

               Claymore hereby grants to the Fund the nonexclusive right and license to use the mark "Claymore" (the "Licensed Mark") in the Fund's name and in connection with the formation, issuance, marketing, and/or promotion of, or disclosure related to, the Fund. Claymore agrees that it shall receive no compensation for any such use by the Fund. Claymore hereby warrants and represents that it has filed applications and/or owns rights in the Licensed Mark sufficient to grant this license. No right, title or interest in the Licensed Mark, except the right to use the Licensed Mark as provided in this Agreement, is or will be transferred to the Fund by this Agreement. Should this Agreement be terminated, the Fund agrees that it will take reasonably necessary steps to change its name to a name not including the word "Claymore."

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     12.  CONFIDENTIALITY.

               Claymore agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund, the Adviser and all prior, current or potential shareholders of the Fund and not to use such records and information for any purpose other than the performance of its duties hereunder. Claymore also agrees that, without the prior written consent of the Fund, it will not disclose personal information of any shareholders of the Fund ("Personal Shareholder Information"), including to its affiliates, unless it is required by law to disclose the information to the recipient of such information. Claymore further agrees, represents and warrants that (a) only those employees of Claymore who need to do so in carrying out their job responsibilities may access Personal Shareholder Information; (b) it maintains physical, electronic and procedural safeguards that comply with federal standards to protect confidentiality; and (c) it may use Personal Shareholder Information only for the purposes set forth in this Agreement. Upon termination of this Agreement, Claymore with either return any confidential information it obtains from the Fund or the Adviser to the Adviser or destroy such information (to the extent permitted by applicable law).

     13. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the 1940 Act and the State of Delaware, without giving effect to the principles of conflicts of law thereof.

     14.  BOOKS AND RECORDS

          (a) In compliance with the requirements of the 1940 Act, Claymore hereby agrees that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon request. Claymore further agrees to preserve for the periods prescribed under the 1940 Act the records required to be maintained under the 1940 Act.

          (b) Claymore hereby agrees to furnish to regulatory authorities having the requisite authority any information or reports in connection with services that Claymore renders pursuant to this Agreement which may be requested in order to ascertain whether the operations of the Fund are being conducted in a manner consistent with applicable laws and regulations.

     15. MISCELLANEOUS. The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     16.  NOTICES.

          All notices required or permitted to be sent under this Agreement shall be sent, if to the Fund, to:

          Advent Claymore Convertible Securities and Income Fund
          c/o Advent Capital Management, LLC
          1065 Avenue of the Americas, 31st Floor
          New York, New York 10018
          Attention: Rodd Baxter
          Telephone No.: (212) 386-7407
          Fax No.: (212) 480-9655

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          Or if to Claymore, to:

          Claymore Securities, Inc.
          210 N. Hale Street
          Wheaton, IL 60187
          Attention: Nicholas Dalmaso, COO and General Counsel
          Telephone No.: (630) 315-2036
          Fax No.: (630) 784-6303

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     IN WITNESS WHEREOF, the parties hereto have caused the instrument to be executed by their officers designated below as of the day and year first above written.


ADVENT CLAYMORE CONVERTIBLE
SECURITIES AND INCOME FUND


  /s/ Rodd Baxter
------------------------------------------
By:    Rodd Baxter
Title: Secretary


CLAYMORE SECURITIES, INC.


/s/ Nicholas Dalmaso
------------------------------------------
By:    Nicholas Dalmaso
Title: Chief Operations Officer and General Counsel

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